EXHIBIT 19.8

PRINCIPAL SUBSIDIARIES AND OPERATING ENTITIES FOR THE YEAR ENDED 31 DECEMBER

	Country of Incorporation	Shares held 2012	Shares held 2011	Percentage held
				percent 2012	percent 2011
Principal subsidiaries
AngloGold Ashanti Australia Limited	2	257,462,077	257,462,077	100	100
AngloGold Ashanti Holdings plc	6	4,778,273,521	4,226,443,301	100	100
AngloGold Ashanti Holdings plc (*)	6	-	1,273,918,156
AngloGold Ashanti Holdings Finance plc	6	100	100	100	100
AngloGold Ashanti USA Incorporated	11	234	234	100	100
AngloGold Ashanti USA Incorporated (*)	11	500	500

Operating entities (1)
AngloGold Ashanti Córrego do Sítio Mineração S.A	3	4,167,085,000	4,167,085,000	100	100
AngloGold Ashanti (Ghana) Limited (2)	4	132,419,584	132,419,584	100	100
AngloGold Ashanti (Iduapriem) Limited	4	66,270	66,270	100	100
AngloGold Australia (Sunrise Dam) Pty Limited	2	2	2	100	100
AngloGold Namibia (Pty) Ltd	8	10,000	10,000	100	100
Cerro Vanguardia S.A.	1	13,875,000	13,875,000	92.50	92.50
AngloGold Ashanti (Colorado) Corp (3)	11	1,250	1,250	100	100
First Uranium (Pty) Limited(1) (4)	9	1633	-	100	-
Geita Gold Mining Limited	10	123,382,772	123,382,772	100	100
Mineração Serra Grande S.A.	3	1,999,999	350,000,000	100	50
Mineração Serra Grande S.A. (*)		-	149,999,996
Société AngloGold Ashanti de Guinée S.A.	5	3,486,134	3,486,134	85	85
Société des Mines de Morila S.A.(5)	7	400	400	40	40
Société d’Exploitation des Mines d’Or de Sadiola S.A.(5)	7	41,000	41,000	41	41
Société d’Exploitation des Mines d’Or de Yatela S.A.(5)	7	400	400	40	40

Principal subsidiaries are those subsidiaries that hold material contracts and/or act as borrowers and/or guarantors of such material contracts, or operating mines

*	Indicates preference shares

(1)	All the operations in South Africa, namely, First Uranium, Great Noligwa, Kopanang, Moab Khotsong, Mponeng, Savuka and TauTona are held by the parent company, AngloGold Ashanti Limited.
(2)	Operates the Obuasi mine in Ghana, a wholly owned operation.
(3)	Operates the Cripple Creek & Victor gold mine, a wholly-owned operation.
(4)	First Uranium (Pty) Limited was acquired during 2012.
(5)	Represents a joint venture entity.

Country of incorporation – key
1 Argentina	7	Mali
2 Australia	8	Namibia
3 Brazil	9	South Africa
4 Ghana	10	Tanzania
5 Republic of Guinea	11	United States of America
6 Isle of Man

E-5